EXHIBIT 10.19
PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 12, 2005)
FORM OF NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (OFFICER)
     1. Grant of Option. This Non-qualified Stock Option Award Agreement (the “Award Agreement”), made as of [grant date], serves to notify you that the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Paychex, Inc. (the “Company”) hereby grants to you, under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 12, 2005 (the “Plan”), a Non-Qualified Stock Option (the “Option”) to purchase, on the terms and conditions set forth in this Award Agreement and the Plan, up to the number of shares of the Company’s $.01 par value common stock (the “Common Stock”) set forth on the attached statement at the price of [exercise price] per share. The Plan is incorporated herein by reference and made a part of this Award Agreement. You may obtain a copy of the Plan from the Office of the Corporate Secretary. You should review the terms of this Award Agreement and the Plan carefully. The capitalized terms used in this Award Agreement are defined in the Plan.
     2. Term. Unless the Option is previously terminated pursuant to the terms of this Award Agreement or the Plan, the Option will expire at the close of business on [expiration date] (the “Expiration Date”).
     3. Vesting. Subject to the terms set forth in this Award Agreement and the Plan, the Option will vest and become exercisable pro rata with respect to one-fourth of the shares subject to such Option on the first, second, third and fourth anniversaries of the Date of Grant, with any fractional share resulting from such pro-ration vesting on the fourth anniversary. Vesting is contingent on your continued employment with the Company or one of its affiliates through the vesting dates.
     4. Exercise.
          (a) Method of Exercise. To the extent exercisable under Section 3 of this Award Agreement, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Common Stock in any single transaction. The Option may be exercised using a method specified by the Company.
          (b) Payment of Exercise Price. The exercise of the Option is conditioned upon your payment to the Company of the Exercise Price for the number of shares of Common Stock that you elect to purchase. The Exercise Price may be paid in cash or by check or by way of a broker-assisted stock option exercise program, if such a program is made available by the Company at the time of the exercise of the Option.
          (c) Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Affiliate to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made (i) by you in cash or by check, or (ii) by the Company or any Affiliate withholding such taxes from any other compensation owed to you by the Company or any Affiliate. Withholding of shares of Common Stock for payment of tax withholdings is not permitted for any reason.
          (d) Issuance of Shares. Upon determining that compliance with this Award Agreement has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan, the Company shall issue to you a certificate for the shares of Common Stock purchased on the earliest practicable date (as determined by the Company) thereafter.
     5. Effect of Death and Disability. In the event of your death or Disability prior to the complete exercise of the Option, any unvested portion of the Option will vest in full immediately and the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within three years after the date of your death or Disability, but only (i) by you, or in the event of your death, by your estate or the person or persons to whom the Option passes under your will or the laws of descent and distribution, and (ii) prior to the close of business on the Expiration Date of the Option. The term “Disability” means a condition whereby you are unable to perform the essential functions of your position with reasonable accommodations by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a continuous period of not less than six months, all as verified by a physician acceptable to, or selected by, the Company.
     6. Effect of Retirement. Upon your Retirement prior to the complete exercise of the Option, the unvested portion of the Option will be canceled as of your last day worked, and the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within three years after the date of such termination, but only (i) to the extent that the Option was vested and exercisable on the date such termination, and (ii) prior to the close of business on the Expiration Date of the Option. The term “Retirement” means retirement from the Company at age 55 or later with ten or more years of employment (full-time or part-time) with the Company.
     7. Effect of Other Termination. Upon your termination for a reason other than death, Disability or Retirement prior to the complete exercise of the Option, the unvested portion of the Option will be canceled as of your last day worked, and the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within one year after the date of such termination, but only (i) to the extent that the Option was vested and exercisable on the date of such termination, and (ii) prior to the close of business on the Expiration Date of the Option. Notwithstanding the foregoing, if your employment is terminated by reason of conduct that is determined by the Company to have been detrimental to the Company, including violation of the Company’s Code of Business Ethics, or conduct which is criminal, fraudulent, deliberately dishonest, disloyal or willful misconduct, you will forfeit all rights under the Option (both unvested and vested) as of your last day worked.

     8. Non-competition, Non-solicitation, Confidentiality, and Detrimental Conduct. In consideration for the Award, you agree that during your employment and for a period of twelve (12) months following termination of employment for any reason, you will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any activity that is competitive to the business of the Company within the geographic and substantive area or areas of responsibility assigned to the you during the last 24 months of employment. In addition, you agree that for a period of eighteen (18) months following the termination of employment for any reason, you will not directly or indirectly by assisting others, solicit Company clients, prospects or referral resources; nor will you recruit or hire, or attempt to recruit or hire any other employee of Company or its affiliates, or induce or attempt to induce any employee of Company to terminate employment with Company. You also agree and acknowledge that during the course of your employment with the Company, you will obtain, have access and be privy to nonpublic information important to the Company’s business solely as a result of employment with the Company, which information you hereby acknowledge and agree to be confidential (“Confidential Information”). You agree that during and after employment, you shall not divulge or make use of any Confidential Information, directly or indirectly, personally or on behalf of any other person, business, corporation, or entity without prior written consent of the Company. You further agree that you will not, during your employment, engage in conduct which is detrimental to the Company, including violation of the Company’s Code of Business Ethics and Conduct, criminal conduct, fraud, or willful misconduct. These covenants are not intended to, and do not, limit in any way the rights and remedies provided to the Company under the Plan, other agreements with you, or under common or statutory law.
     9. Repayment of Financial Gain.
          (a) If you fail to comply with Section 8 of this Award Agreement, the Company may cancel any unexercised portion of this Option and recover from you the gross amount, before deduction of applicable taxes or other amounts, of any gain realized on the exercise of stock options pursuant to this Option during the 24-month period preceding your breach of any covenant in Section 8 of this Award Agreement.
          (b) If you fail to comply with Section 8 of this Award Agreement, upon demand by the Company, you will repay the Company in accordance with the terms of Section 9(a), and the Company shall be entitled to offset the amount of any such repayment obligation against any amount owed to you by the Company. The remedies set forth in this Section are in addition to any other remedies the Company may have, at law or equity, for your violation of the terms of this Award Agreement.
     10. Transfer of Option. Except as otherwise determined by the Committee, the Option may not be transferred, assigned or pledged (except by will or the laws of descent and distribution, or pursuant to a domestic relations order).
     11. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this

Award Agreement gives you any right to remain in the employment of the Company or any Affiliate.
     12. Rights of Company and Affiliates. This Award Agreement does not affect the right of the Company or any Affiliate to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.
     13. Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     14. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Agreement, the provisions of the Plan will be controlling and determinative.
     15. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend or terminate the Option with your consent.
     16. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions. All parties consent to exclusive personal jurisdiction in New York courts and agree that venue shall be New York State Supreme Court, Monroe County.
     17. Section 409A. The Option is intended to qualify for an exemption from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and the Plan and this Award Agreement shall be administered and interpreted consistent with such intention.
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